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                                                                   Exhibit 1.2 a


                                BY-LAW NUMBER A24

                       A BY-LAW RELATING GENERALLY TO THE
                         TRANSACTION OF THE BUSINESS AND
                                   AFFAIRS OF

                             HOLLINGER ARGUS LIMITED

                                TABLE OF CONTENTS

ARTICLE                  DESCRIPTION
  I         Interpretation
  II        Business of the Corporation
  III       Directors
  IV        Committees of the Board
  V         Officers
  VI        Protection of Directors, Officers and Others
  VII       Shares
  VIII      Dividends and Rights
  IX        Meetings of Shareholders
  X         Notices
  XI        Effective Date

BE IT MADE as a by-law of the Hollinger Argus Limited as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.01 DEFINITIONS. In the by-laws and special resolutions of the Corporation, unless the context otherwise requires:

         (a) "Act" means the Business Corporations Act, 1982, Statutes of Ontario, 1982, Chapter 4, and any statute that may be substituted therefor, as from time to time amended, and any reference to a particular provision of the Act shall be deemed also to be a reference to any similar provision resulting from the amendment or replacement thereof:

         (b)      "appoint" includes "elect" and vice versa:

         (c) "articles" shall, in respect of the Corporation, have the meaning attributed to it by the Act:

         (d)      "Board" means the Board of Directors of the Corporation:

         (e) "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect:

         (f)      "committee" means a committee of Directors appointed by the
                  Board:

         (g)      "Corporation" means HOLLINGER ARGUS LIMITED:

         (h)      "Director" means a director of the Corporation:

         (i) "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders:

         (j) "non-business day" means any day that is a Saturday, Sunday or any other day that is a holiday as defined in the Interpretation Act, Revised Statutes of Ontario, 1980, Chapter 219, and any statute that may be substituted therefor, as from time to time amended:

         (k)      "officer" means an officer of the Corporation:

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         (l)      "recorded address" means.

                  (i) in the case of a shareholder, his latest address as shown in the records of the Corporation or its transfer agent.

                  (ii) in the case of an officer or auditor of the Corporation, his address as shown in the records of the Corporation, and

                  (iii) in the case of a Director of the Corporation, the latest address as shown in the records of the Corporation or in the most recent notice filed by the Corporation under the Corporations Information Act. Revised Statutes of Ontario, 1980, Chapter 96, and any statute that may be substituted therefor, as from time to time amended, whichever is the more current:

         (m) "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.04 hereof or by a resolution passed pursuant thereto:

         (n)      "shareholders" means shareholders of the Corporation.

1.02 Subject to section 1.01 hereof, words and expressions defined in the Act have the same meanings when used in the by-laws and special resolutions of the Corporation.

1.03 Words in the by-laws and special resolutions of the Corporation importing the singular number include the plural and vice versa: words importing gender include the masculine and feminine and neuter genders: and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                                   ARTICLE II
                           BUSINESS OF THE CORPORATION

2.01 REGISTERED OR HEED OFFICE. The Board may from time to time fix by resolution the location of the registered office of the Corporation at a place within Ontario where the articles provide that the registered office or head office of the Corporation is to be located.

2.02 CORPORATE SEAL. The Corporation shall have a seal which shall be adopted and may be changed by resolution of the Directors.

2.03 FINANCIAL YEAR. Until changed by the Board, the financial year of the Corporation shall end on the last day of December in each year.

2.04 EXECUTION OF INSTRUMENTS. Contracts and engagements on behalf of the Corporation may be made and bills of exchange and promissory notes on behalf of the Corporation may be made, drawn, accepted and endorsed and deeds, transfers, mortgages, charges, hypothecs, leases, assignments and all other documents may be executed on-behalf of the Corporation (i) by the following officers: any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Executive Vice-President or any Vice-President together with any one of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or
(ii) by any one of the foregoing officers together with any one Director: provided nevertheless that the Board may appoint any other person or persons from time to time to make contracts and engagements on behalf of the Corporation, to draw, accept and endorse bills of exchange and promissory notes on behalf of the Corporation, and to execute deeds, transfers, mortgages, charges, hypothecs, leases, assignments and all other documents on behalf of the Corporation. The Corporation's seal may be affixed to such documents as require the same by any of the persons executing such documents in accordance with the foregoing provisions of this section.

2.05 BANKING ARRANGEMENTS. The Corporation's bank accounts shall be kept in such bank or banks, trust company or trust companies or other depositories as the Board may from time to time determine. All cheques, drafts, notes, acceptances or orders for the payment of money shall be signed on behalf of the Corporation (i) by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Executive Vice-President or any Vice-President together with any one of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, (ii) by any one of the foregoing officers together with any one Director, or (iii) by such other officer or officers or such other person or persons as the Board may from time to time appoint: provided that bills of exchange, promissory notes, or cheques or orders for the payment of money may be endorsed for deposit to the credit of the Corporation's bank account by any one of the following, viz: the Chairman of the Board, the Vice-Chairman of the Board, the President, any Executive Vice-President, any Vice-President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, or such other person or persons as the Board may from time to time appoint for that purpose, or, if the Board so determines, by means of a rubber stamp. If authorized by resolution of the Board, the signature of any officer or other person authorized to sign cheques, drafts, notes, acceptances or orders for the payment of money may he engraved, lithographed or otherwise mechanically reproduced in facsimile thereon and in such event every such facsimile signature for all purposes shall be deemed to be the signature of the officer or person whose signature it reproduces and shall be binding upon the Corporation notwithstanding that any signing officer or person whose signature is so produced may have ceased to hold office at the date of delivery or issue of such cheques, drafts, notes, acceptances or orders for the payment of money.

2.06 VOTING RIGHTS IN OTHER BODIES CORPORATE. Any security carrying voting rights of any firm or other body corporate held from time to time by the Corporation shall be voted at such meeting or meetings of security holders of such firm or other body corporate and in such manner and by such person or persons as may be specified in a resolution passed by the Board. In the absence of such a resolution, the signing officers of the Corporation may from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names including their own as they may determine without the necessity of a resolution or other action by the Board.

2.07 VOTING AT MUNICIPAL ELECTIONS. The Chairman of the Board, the Vice-Chairman of the Board, the President, an Executive Vice-President, a Vice-President. the Secretary or the Treasurer, or any person named, in writing for that purpose by any two of the aforementioned officers, is hereby authorized and empowered to vote for and on behalf of the Corporation in any municipal election held in any municipality in which the Corporation is entitled to vote.

                                   ARTICLE III
                                    DIRECTORS

3.01 QUORUM OF DIRECTORS. The quorum at any meeting of Directors shall be two-fifths of the minimum number of Directors provided for in the articles or such greater number of Directors as the Directors may determine. A majority of the Directors shall be resident Canadians and at least one-third of the Directors shall not be officers or employees of the Corporation or any of its affiliates.

3.02 QUALIFICATION. The following persons are disqualified from being a Director of the Corporation:

         (a)      a person who is less than eighteen years of age:

         (b) a person who is of unsound mind and has been so found by a court in Canada or elsewhere:

         (c)      a person who is not an individual: and

         (d)      a person who has the status of a bankrupt.

Unless the articles otherwise provide, a Director shall not be required to hold shares issued by the Corporation.

3.03 ELECTION AND TERM. Unless the articles otherwise provide, a Director not elected for an expressly stated term shall cease to hold office at the close of the First annual meeting of shareholders following his election. The election of Directors shall take place at each annual meeting of shareholders and all Directors then in office shall retire but, if qualified, shall be eligible for re-election. The election may be by a show of hands or by resolution of the shareholders or, if a ballot is required or demanded, by ballot. If an election of Directors is not held at the proper time, the incumbent Directors shall continue in office until their successors are duly elected.

3.04 REMOVAL OF DIRECTORS. Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a meeting of shareholders remove any Director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by a quorum of the Directors. Where the holders of any class or series of shares of the Corporation have an exclusive right to elect one or more Directors, a Director so elected may only be removed by an ordinary resolution passed at a meeting of the shareholders of that class or series.

3.05     VACATION OF OFFICE.

         (a) A Director ceases to hold office when (i) he dies or, subject to subsection 3.05(b) of this by-law, he resigns, (ii) he is removed from office in accordance with the provisions of the Act or the by-laws, or (iii) he becomes disqualified from being a Director under the Act.

         (b) A Director may resign his office as a Director by giving the Corporation his written resignation, which resignation shall become effective at the later of (i) the time at which such resignation is received by the Corporation, and (ii) the time specified in the resignation.

3.06 VACANCIES. Subject to the provisions of the Act and the articles, a quorum of the Board may fill a vacancy in the Board. In the absence of a quorum of the Board, the Board shall forthwith call a meeting of shareholders to fill the vacancy. If the Board fails to call such meeting or if there are no Directors then in office, any shareholder may call the meeting. A Director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

3.07 DUTIES AND CONDUCT OF BUSINESS. The Board shall manage or supervise the management of the business and affairs of the Corporation. The powers of the Board may be exercised by a meeting at which a quorum of Directors is present and, subject to the exceptions permitted by the Act, at which a majority of the Directors present are resident Canadians, or by resolution in writing signed by all the Directors entitled to vote on that resolution at a meeting of the Board if such Directors constitute a quorum. Where there is a vacancy in the Board, the remaining Directors may exercise all the powers of the Board so long as a quorum remains in office.

3.08 PLACE OF MEETINGS. Meetings of the Board or of a committee of the Board may be held at any place within or outside Ontario, provided that in any financial year of the Corporation a majority of the meetings shall be held at a place within Canada.

3.09 CALLING OF MEETINGS. Meetings of the Board may be called by the Chairman of the Board, the Vice-Chairman of the Board, the President or by an Executive Vice-President or a Vice-President who is a Director or by the Secretary or by any two Directors.

3.10 NOTICE OF MEETING. Except as hereinafter provided, notice of the time and place of every meeting of the Board shall be given in the manner provided in
Article X to each Director (a) not less than 48 hours before the time when the meeting is to be held if the notice is mailed, or (b) not less than 12 hours before the time when the meeting is to be held if the notice is given personally or is delivered or is sent by any means of transmitted or recorded communication: provided that a meeting of the Board may be held at any time on shorter notice or without notice to any or all Directors and proceedings thereat shall not thereby be invalidated if all the Directors are present or if those absent have (i) been given notice of the holding of such meeting or (ii) in any manner and at any time waived notice of such meeting. No notice of meeting need be given to a Director in respect of the meeting at which he was elected or appointed to the Board to fill a vacancy thereon. A notice of a meeting of Directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A Director may in any manner waive notice of or otherwise consent to a meeting of the Board.

3.11 FIRST MEETING OF NEW BOARD. Provided a quorum of Directors is present and, subject to the Act, a majority of Directors present are resident Canadians, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

3.12 ADJOURNED MEETING. Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.13 REGULAR MEETINGS. The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each Director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.14 CHAIRMAN. The chairman of any meeting of the Board shall be the Chairman of the Board or, in his absence or at his request, the Vice-Chairman of the Board or, in his absence or at his request or that of the Chairman of the Board, the President. If no such person is present, the Directors present shall choose one of their number to be chairman.

3.15 PROCEDURE AT MEETINGS. At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled, in addition to his original vote, to a second or casting vote. Notwithstanding the foregoing, where all the Directors present at or participating in the meeting consent, a meeting of the Board or of a committee of the Directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a Director participating in such a meeting is deemed to be present at such meeting.

3.16 INTEREST OF DIRECTORS. No Director shall be disqualified by reason of his being a Director from, directly or indirectly, contracting with the Corporation, but shall make such disclosure as required by the Act and shall refrain from voting where required by the Act.

3.17 REMUNERATION AND EXPENSES. The Directors may fix the remuneration of the Directors, officers and employees of the Corporation. The Directors shall be reimbursed as the Board may from time to time determine in respect of their out-of-pocket expenses incurred in attending Board, committee or shareholders meetings or otherwise in respect of the performance by them of their duties. No confirmation by the shareholders of any such reimbursement shall be required. If any Director or officer shall be employed by or shall perform services for the Corporation otherwise than as a Director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a Director or officer of the Corporation shall not, subject to the Act, disentitle such Director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

                                   ARTICLE IV
                            COMMITTEES OF THE BOARD

4.01 COMMITTEES. The Directors may from time to time appoint from their number one or more committees of Directors (including, without limitation, an executive committee) and, subject to the Act, may delegate to any such committee any of the powers of the Directors. A majority of the members of any such committee shall be resident Canadians. The functions of any such committee may, but need not, be advisory only.

4.02 AUDIT COMMITTEE. The Corporation shall have an audit committee to be composed of not fewer than three Directors qualified in accordance with the provisions of the Act to hold office until the next annual meeting of the shareholders, which committee shall exercise the powers of an audit committee as provided in the Act.

4.03 PROCEDURE. Unless otherwise determined by the Board, each committee of the Board shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and vice-chairman and to regulate its procedure.

4.04 INTERPRETATION. Subject to the Act, any power of or conferred on the Board or the Directors, whether under the by-laws or otherwise, may be delegated by the Board to any committee or officer. Nothing in the by-laws shall be construed as in any way limiting the powers which the Directors may delegate to any committee, officer or other person.

                                    ARTICLE V
                                    OFFICERS

5.01 APPOINTMENT. There shall be a Chairman of the Board, a Vice-Chairman of the Board and a President, all of whom shall be Directors of the Corporation, and one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. The Board may specify the duties of and, in accordance with the by-laws and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation.

5.02 CHAIRMAN OF THE BOARD. The Chairman of the Board shall have such duties as may be assigned to him from time to time by the Board and the by-laws.

5.03 VICE-CHAIRMAN OF THE BOARD. During the absence or inability of the Chairman of the Board, his powers and duties shall devolve upon the Vice-Chairman of the Board. If the Vice-Chairman of the Board exercises any such power or duty the absence or inability of the Chairman of the Board with reference thereto shall be presumed. The Vice-Chairman of the Board shall also perform such other duties and exercise such other powers as the Board may from time to time prescribe or as the Chairman of the Board may delegate to him.

5.04 PRESIDENT. The President shall, subject to the authority of the Board, have general supervision of the business of the Corporation. The President shall have such other powers and duties as the Board may specify.

5.05 VICE-PRESIDENT. A Vice-President shall have such powers and duties as the Board may specify.

5.06 SECRETARY. The Secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat: he shall give or cause to be given as and when instructed all notices to shareholders. Directors, officers, auditors and members of committees of the Board: he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for those purposes. The Secretary shall have such other powers and duties as the Board may specify.

5.07 TREASURER. The Treasurer, under the direction of the Board, shall control the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation. The Treasurer shall render to the Board whenever required an account of all of his transactions as Treasurer and report to and advise the Board on the financial position and requirements of the Corporation. The Treasurer shall have such other powers and duties as the Board may specify.

5.08 POWERS AND DUTIES OF OTHER OFFICERS. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board otherwise directs.

5.09 VARIATION OF POWERS AND DUTIES. The Board may from time to time and subject to the provisions of the Act vary, add to or limit the powers and duties of any officer.

5.10 TERM OF OFFICE. The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise, each officer appointed by the Board shall hold office until his successor is appointed or until his earlier resignation.

5.11 TERMS OF EMPLOYMENT AND REMUNERATION. The terms of employment and the remuneration of an officer appointed by the Board shall be settled by the Board from time to time. The Board may fix the remuneration of the officers from time to time.

5.12 INTEREST OF OFFICERS. No officer shall be disqualified by reason of his being an officer from, directly or indirectly, contracting with the Corporation, but shall disclose his interest in any material contract or proposed material contract with the Corporation as required by the Act.

5.13 AGENTS AND ATTORNEYS. The Board may from time to time appoint agents or attorneys for the Corporation in or outside Ontario with such powers of management or otherwise (including the powers to subdelegate) as may be thought fit.

5.14 FIDELITY BONDS. The Board may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the Board may from time to time determine.

                                   ARTICLE VI
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01 STANDARD OF CARS. Every Director and officer in exercising his powers and discharging his duties shall (a) act honestly and in good faith with a view to the best interests of the Corporation, and (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

6.02 LIABILITY FOR ACTS OF OTHERS. Subject to the provisions of section 6.01 of this by-law, no Director or officer shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or employee or for joining in any receipt or other act for conformity or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person, firm or body corporate with whom or which any moneys, securities or effects of the Corporation shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part, or for any loss, conversion, misapplication or misappropriation of or damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto, unless the same are occasioned by his own wilful neglect or default: provided that nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

6.03     INDEMNIFICATION BY CORPORATION.

         (a) Subject to the limitations contained in the Act, the Corporation shall indemnify a Director or officer, a former Director or officer or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or officer of the Corporation or such body corporate, if (i) he acted honestly and in good faith with a view to the best interests of the Corporation, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation may from time to time enter into agreements pursuant to which the Corporation agrees to indemnify one or more persons in accordance with the provisions of this section.

         (b) The Corporation shall, with any approval required by law, indemnify a person referred to in subsection 6.03(a) of this by-law in respect of an action by or on behalf of the Corporation or a body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a Director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses 6.03(a)(i) and 6.03(a)(ii) of this by-law.

6.04 INSURANCE. The Corporation may purchase and maintain insurance for the benefit of any person referred to in subsection 6.03(a) of this by-law against any liability incurred by him (a) in his capacity as a Director or officer, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation, or (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

                                   ARTICLE VII
                                     SHARES

7.01 ISSUE. The Board may from time to time issue, or grant options to purchase, the whole or any part of the authorized and unissued shares of the Corporation in such manner and on such terms and to such person or persons or class of persons and for such consideration as the Board shall by resolution determine or authorize, provided that no share shall be issued until it is fully paid as provided by the Act.

7.02 COMMISSIONS. The Board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03 REGISTRATION OF TRANSFERS. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register of the Corporation except upon presentation of the certificate representing such shares with an endorsement, which complies with the Act, made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 7.05 of this by-law.

7.04 TRANSFER AGENTS AND REGISTRARS. The Board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be designated both transfer agent and registrar. The Board may at any time terminate such appointment.

7.05 LIEN FOR INDEBTEDNESS. If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any pan of such shares.

7.06 NON-RECOGNITION OF TRUSTS. Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

7.07 SHARE CERTIFICATES. Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate.

stating the number and class or series of shares held by him as shown on the securities register. The Board may from time to time by resolution provide for the charging of a fee not in excess of that authorized by the Act for every share certificate issued, except for certificates issued in respect of an issue of shares. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve and shall be signed manually by at least one Director or officer or by or on behalf of a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on a share certificate may be printed or otherwise mechanically reproduced thereon. If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the certificate notwithstanding that the person has ceased to be a Director or officer, and the share certificate shall be as valid as if he were a Director or officer at the date of its issue.

7.08 REPLACEMENT OF SHARE CERTIFICATES. The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

7.09 JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any of such persons may give an effectual receipt for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.10 DECEASED SHAREHOLDERS. In the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                  ARTICLE VIII
                              DIVIDENDS AND RIGHTS

8.01 DIVIDENDS. Subject to the provisions of the Act and the articles, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation. Any dividend unclaimed for a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

8.02 DIVIDEND CHEQUES. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise directs, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.03 NON-RECEIPT OF CHEQUES. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.04 RECORD DATE FOR DIVIDENDS AND RIGHTS. The Board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to receive such warrant or other evidence of right to subscribe for such securities. In every such case only such persons as shall be shareholders of record at the close of business on the record date so fixed shall be entitled to receive payment of such dividend or other evidence of right to subscribe for securities of the Corporation, notwithstanding the transfer or issue of any shares after the record date so fixed.

If no record date is so fixed, the record date for the determination of the persons entitled 10 receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the Board.

                                   ARTICLE IX
                            MEETINGS OF SHAREHOLDERS

9.01 ANNUAL MEETINGS. Subject to the Act, the annual meeting of the shareholders shall be held at such place and on such date and at such time as the Board or the Chairman of the Board, the Vice-Chairman of the Board, the President or an Executive Vice-President or a Vice-President who is a Director may appoint.

9.02 SPECIAL MEETINGS. The Board on its own motion or the Chairman of the Board, the Vice-Chairman of the Board, the President or an Executive Vice-President or a Vice-President who is a Director may at any time call a special meeting of the shareholders for the transaction of any business.

9.03 NOTICE OF MEETINGS. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Article X of this by-law not less than 21 and not more than 50 days before the date of the meeting to each Director, to the auditor of the Corporation and to each shareholder who at the close of business on the record date for notice is entered in the register of shareholders as the holder of one or more shares carrying the right to vote at the meeting.

9.04 RECORD DATE FOR NOTICE. The Board may fix in advance a time and date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as the record date for the determination of the shareholders entitled to receive notice of the meeting. If no such record date for notice is fixed by the Board in connection with any meeting of shareholders, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which notice is given.

9.05 RECORD DATE FOR FINANCIAL STATEMENTS. The Board may fix in advance a time and date, preceding the date of any annual meeting of shareholders by not more than 50 days and not less than 21 days, as the record date for the determination of the shareholders entitled to receive the financial statements of the Corporation pursuant to the Act. If no such record date for the determination of such shareholders is fixed by the Board, the record date for such determination shall be the record date determined under section 9.04 of this by-law in connection with such annual meeting.

9.06 MEETINGS WITHOUT NOTICE. Subject to the Act, a meeting of shareholders may be held at any time without notice to the Directors, the auditor or any or all shareholders entitled thereto or on shorter notice than that provided for herein and proceedings thereat shall not thereby be invalidated if all such persons as receive no notice or short notice in any manner and at any time waive notice of such meeting, and attendance of any such person or representation by proxy is a waiver of notice of the meeting.

9.07 CHAIRMAN, SECRETARY AND SCRUTINEER. At any meeting of shareholders, the Chairman of the Board or, in his absence, the Vice-Chairman of the Board or, in their absence, the President or, in their absence, a Vice-President who is a Director shall be chairman. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If a ballot is demanded on the election of such a chairman it shall be taken forthwith, without adjournment. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be shareholders, may be appointed by the chairman.

9.08 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the Directors, the officers of the Corporation, the auditor of the Corporation and others who although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

9.09 QUORUM. Subject to section 9.20 of this by-law, a quorum for the transaction of business at any meeting of shareholders shall be 2 persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or proxyholder for an absent shareholder so entitled, holding or representing in the aggregate not less than 10% of the issued shares of the Corporation enjoying voting rights at such meeting.

9.10 RIGHT TO VOTE. Subject to the Act, at any meeting of shareholders a person named in the list of shareholders entitled to receive notice of the meeting, prepared in accordance with the Act, shall be entitled to vote the shares shown opposite his name on such list at the meeting to which the list relates. except to the extent that

         (a) such person has transferred any of his shares after the record date for the determination of the shareholders entitled to receive notice of the meeting determined under section 9.04 of this by-law, and

         (b)      the transferee of those shares.

                  (i)      produces properly endorsed share certificates, or

                  (ii) otherwise establishes that he owns the shares, and demands, not later than such time before the meeting as the Board may from time to time prescribe, that his name be included in the list before the meeting, in which case the transferee is entitled to vote his shares at the meeting.

9.11 PROXIES. Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder or one or more alternate proxyholders, who need not be shareholders, as his nominee to attend and act for him at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized. Subject to the requirements of the Act, a proxy shall be in such form as the Corporation may from time to time require. A proxy ceases to be valid one year from its date.

9.12 TIME FOR DEPOSIT OF PROXIES. The Board may by resolution fix a time, not exceeding 48 hours, excluding non-business days, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited. A proxy shall be acted upon only if, prior to the time so fixed and specified in the notice calling the meeting, it shall have been deposited with the Corporation or an agent thereof or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

9.13 PERSONAL REPRESENTATIVE. If a shareholder of record is deceased, his personal representative, upon compliance with the requirements of the Corporation, shall be entitled to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to exercise if he were living and for the purposes of the meeting shall be considered a shareholder. If there is more than one personal representative, the provisions of section 9.14 of this by-law shall apply.

9.14 JOINT SHAREHOLDERS. If shares are held jointly by 2 or more persons, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares: but if more than one of them shall be present in person or represented by proxy, they shall vote together as one on the shares jointly held by them.

9.15 VOTES TO GOVERN. At any meeting of shareholders every question posed for the consideration of the shareholders entitled to vote thereat shall, unless otherwise required by the articles or the by-laws, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall have, in addition to any vote or votes he may have as a shareholder, a second or casting vote.

9.16 SHOW OF HANDS. Subject to the provisions of the Act, voting at a meeting of shareholders shall be decided by a show of hands except where a ballot is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot is so required or demanded, an entry in the minutes of a meeting of shareholders to the effect that the chairman of the meeting declared a motion to be carried is prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion.

9.17 BALLOTS. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require or any person entitled to vote on the question may demand a ballot thereon. A ballot so required or demanded shall be taken in such manner and at such time as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot and, if withdrawn, shall be deemed not to have been required or demanded. Upon a ballot each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided for by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the question.

9.18 ADJOURNMENT. The chairman presiding at a meeting of shareholders may, subject to the Act, with consent of the meeting and subject to such conditions as the meeting decides, adjourn the meeting from time to time and from place to place. If a ballot is demanded on the question of adjournment it shall be taken forthwith without adjournment.

9.19 ACTION IN WRITING BY SHAREHOLDERS. Subject to the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of - the shareholders so entitled.

9.20 ONLY ONE SHAREHOLDER. Where the Corporation has only one holder of any class or series of shares of the Corporation that shareholder present in person or by proxy constitutes a meeting.

9.21 MEETINGS OF THE HOLDERS OF ONE OR MORE CLASSES OR SERIES OF SHARES OF THE CORPORATION. Subject to the Act and the articles, the provisions of the by-laws applicable to meetings of shareholders shall apply to any meetings of the holders of one or more classes or series of shares of the Corporation.

9.22 INTERPRETATION. Nothing in the by-laws shall be construed as conferring upon any shareholder the right, or entitling any shareholder, to receive notice of or attend or vote in respect of any shares of the Corporation held by him at any meeting of shareholders, if such shareholder would not have such right or entitlement under the provisions of the Act or the articles.

                                    ARTICLE X
                                     NOTICES

10.01 METHOD OF GIVING NOTICES. Any notice (which term includes any communication or document) to be given, sent, delivered or served pursuant to the Act, the articles, the by-laws or otherwise to or upon a shareholder. Director, officer, auditor of the Corporation or member of a committee shall be sufficiently given, sent, delivered or served, as the case may be, if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid mail, or if sent to him at his recorded address by means of wire, wireless, telex or any other form of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given, sent, delivered or served, as the case may be, when it is delivered personally or at the recorded address as aforesaid: a notice so mailed shall be deemed to have been given, sent, delivered or served, as the case may be, on the date of mailing and shall be deemed to have been received by the addressee on the fifth day after mailing: and a notice sent by means of wire, wireless, telex or other form of transmitted or recorded communication shall be deemed to have been given, sent, delivered or served, as the case may be, when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder. Director, officer, auditor or member of a committee in accordance with any information believed by him to be reliable. A certificate of any signing officer of the Corporation in office at the time of making the certificate or of an executive or officer of any registrar or transfer agent or branch registrar or transfer agent of shares of any class of the Corporation as to facts in relation to the delivery or mailing or service of any notice or other document to any shareholder. Director, officer or auditor or publication of any notice of other documents shall be conclusive evidence thereof and shall be binding on every shareholder. Director, officer and the auditor of the Corporation.

10.02 NOTICE TO JOINT SHAREHOLDERS. If two or more persona are registered as joint holders of any share or shares, notice to one of such persons shall be sufficient notice to all of them. Any notice shall be addressed to all of such joint holders and the address to be used for the purposes of section 10.01 shall be the address appearing on the securities register in respect of such joint holding, or the first address so appearing if there is more than one.

10.03 COMPUTATION OF TIME. Where a period of days is required to be calculated, the period of days shall be deemed to commence the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

10.04 OMISSIONS AND ERRORS. The accidental omission to give any notice to any shareholder. Director, officer, auditor or member of a committee, or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.05 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW. Subject to the Act, every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share of the

Corporation shall be bound by every notice or other document in respect of such share which, prior to his name and address being entered on the securities register of the Corporation, shall have been duly given to a person from whom he derives his title to such share, whether such notice or other document was given before or after the happening of the event upon which he became so entitled.

10.06 WAIVER OF NOTICE. Any shareholder (or his duly appointed proxyholder), Director, officer, auditor or member of a committee may at any time waive any notice or waive or abridge the time for the giving or sending of any notice or document required to be given or sent to him under any provision of the Act. the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or sending of such notice or document, as the case may be.

                                   ARTICLE XI
                                 EFFECTIVE DATE

11.01 EFFECTIVE OATS. This by-law shall come into force on the date of its confirmation by the shareholders in accordance with the Act.

11.02 REPEAL. All previous by-laws of the Corporation are repealed as of the coming into force of this by-law, provided that such repeal shall not affect the previous operation of any by-law so repealed or the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law, so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or Board with continuing effect passed under any repealed by-law shall continue as good and valid except to the extent inconsistent with this by-law and until amended or repealed.

MADE by the Board the 14th day of March, 1984.

              "P.C Finlay"                               "C.G. Cowan"
         Chairman of the Board                            Secretary

                                (Corporate Seal)

Confirmed by the Shareholders on May 10, 1984.